Exhibit 99.1

PRESS RELEASE

CONTACT: Todd Pozefsky
(203) 458-5807

DAVID TANNER ELECTED TO THE WHITE MOUNTAINS BOARD
HAMILTON, Bermuda, August 24, 2018 -- The Board of Directors of White Mountains Insurance Group, Ltd. (NYSE: WTM) has elected David Tanner as a director of the Company.

Mr. Tanner is the Managing Director of Three Mile Capital, a private investment company founded in 2017. Previously, he spent 12 years at Arlon Group. David has served and currently serves on the boards of numerous companies and academic and healthcare institutions, including Northeast Bancorp, a publicly listed full-service community bank.

CEO Manning Rountree said, “We are pleased to welcome David to our Board of Directors. His extensive private equity experience and expertise adds breadth to our board and will benefit our owners.”

ADDITIONAL INFORMATION
White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol “WTM”. Additional financial information and other items of interest are available at the Company's web site located at www.whitemountains.com.